Exhibit 10.5

EXECUTION COPY

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of July 1, 2011, by and among SYNTA PHARMACEUTICALS CORP., a Delaware corporation (“Borrower”), SYNTA SECURITIES CORP., a Massachusetts corporation (“Guarantor”); Borrower and Guarantor each a “Loan Party” and, collectively, the “Loan Parties”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation acting in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, the Loan Parties, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, the Loan Parties, Agent and Lenders desire to amend certain provisions of the Loan Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, Lenders and Agent hereby agree as follows:

1.                                      Acknowledgment of Obligations.  Borrower hereby acknowledges, confirms and agrees that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.                                      Amendments to Loan Agreement.  Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

(a)                                  Section 2.3(b), Payments of Principal and Interest, of the Loan Agreement is hereby amended by deleting clauses (ii) and (iii) thereof in their entirety and by inserting, in lieu thereof, the following:

“(ii)                            Principal Payments.

(A) If the Interest Only Extension Conditions (as defined below) have not been satisfied, then Borrower shall repay principal on the Term Loan to the Agent, for the ratable benefit of the Lenders, in thirty (30) equal consecutive monthly installments of $500,000.00 on each Scheduled Payment Date, commencing on February 1, 2012.

(B) If the Interest Only Extension Conditions have been satisfied, then Borrower shall repay principal on the Term Loan to the Agent, for the ratable benefit of the Lenders, in (x) twenty-six (26) equal consecutive monthly installments of $555,555.56 on each Scheduled Payment Date, commencing on May 1, 2012 and (y) one monthly installment of $555,555.44 on July 1, 2014.

As used herein, the term “Interest Only Extension Conditions” means evidence reasonably satisfactory to Agent of Borrower’s receipt, on or before December 30, 2011, of $30,000,000.00 in net cash proceeds from one or a combination of the following (i) a collaboration or partnership agreement consistent with Borrower’s existing business and (ii) the sale of additional securities of Borrower, which net cash proceeds, in any case, shall be fully earned (subject to revenue recognition over time in accordance with GAAP) and non-refundable when received by Borrower.

(iii)                               Payments Generally.  Notwithstanding the foregoing provisions of this Section 2.3(b), all unpaid principal and accrued interest with respect to the Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier of (A) July 1, 2014 or (B) the date that the Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise (the earlier of (A) or (B), the “Term Loan Maturity Date”).  Each scheduled payment of interest or principal hereunder is referred to herein as a “Scheduled Payment.”  The parties hereto hereby agree that, as of July 1, 2011 (the “Third Amendment Effective Date”), the aggregate outstanding principal balance of the Term Loan is $15,000,000.00.  Without limiting the foregoing, all Obligations shall be due and payable on the Term Loan Maturity Date.”

(b)                                 Section 2.4, Prepayments, of the Loan Agreement is hereby amended by deleting the second sentence thereof in its entirety and by inserting, in lieu thereof, the following:

“Upon the date of (a) any voluntary prepayment of the Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of the Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the Term Loan, plus (ii) the Final Payment Fee (as such term is defined in Section 2.7(c)) for the Term Loan, and plus (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (i) 4% of the prepayment amount, if such prepayment is made on or before the one year anniversary of the Third Amendment Effective Date, (ii) 2% of the prepayment amount, if such prepayment is made after the one year anniversary of the Third Amendment Effective Date but on or before the two year anniversary of the Third Amendment Effective Date, and (iii) 1% of the prepayment amount, if such prepayment is made after the two year anniversary of the Third Amendment Effective Date but before the Term Loan Maturity Date.”

(c)                                  Section 2.7, Lender Fees, of the Loan Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and by inserting, in lieu thereof, the following:

“(c)                            Final Payment Fee.  On the date upon which the outstanding principal amount of the Term Loan is repaid in full, or if earlier, is required to be repaid in full (whether by scheduled payment, voluntary prepayment, acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for benefit of the Lenders on such date in accordance with their Pro Rata Shares, a fee equal to $525,000.00 (the “Final Payment Fee”), which Final Payment Fee shall be deemed to be fully-earned on the Third Amendment Effective Date, and which Final Payment Fee shall not be reduced by the $112,500.00 payment made pursuant to Section 5(e) of that certain Third Amendment to Loan and Security Agreement dated as of July 1, 2011, which Final Payment Fee shall be deemed to be fully-earned on the Third Amendment Effective Date.”

3.                                      No Other Amendments.  Except for the amendments and agreements set forth and referred to in Section 2 above, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s or Guarantor’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4.                                      Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, each Loan Party does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Amendment (i) each representation or warranty of the Loan Parties set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) each Loan Party has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms.

5.                                      Condition Precedent to Effectiveness of this Amendment.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) upon which:

(a)                                  Agent shall notify Borrower in writing that Agent has received one or more counterparts of this Amendment duly executed and delivered by the Loan Parties, Agent and Lenders, in form and substance satisfactory to Agent and Lenders;

(b)                                 Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(c)                                  Agent shall have received from Borrower a completed updated Perfection Certificate, duly executed by each Loan Party, updated to reflect any changed or additional information since the Closing Date, which updated Perfection Certificate Borrower hereby represents shall be true, accurate, and complete as of the Amendment Effective Date (provided, no such updates shall constitute a waiver or consent by Agent or Lenders of any Default or Event of Default that may have occurred as a result of such new information being disclosed on such updated Perfection Certificate;

(d)                                 Agent shall have received current UCC lien, judgment, tax and intellectual property lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens;

(e)                                  Agent shall have received a fee in immediately available funds in the amount of $112,500.00, for benefit of the Lenders in accordance with their Pro Rata Shares, which fee shall be fully earned and non-refundable, and which fee represents a portion of the Final Payment Fee under the Loan Agreement prior to giving effect to this Amendment (which, for the avoidance of doubt, shall not offset or reduce in any way the Final Payment Fee set forth in Section 2.7(c) of the Loan Agreement (as amended by this Amendment);

(f)                                    Agent shall have received an amendment fee in immediately available funds in the amount of $75,000.00, for benefit of the Lenders in accordance with their Pro Rata Shares, which fee shall be fully earned and non-refundable when paid;

(g)                                 Agent shall have received from Borrower an executed Officer’s Certificate in form and substance satisfactory to Agent, dated as of the date hereof, certifying that (A) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (B) all representations and warranties of Borrower or any Loan Party stated in the Debt Documents (including, without limitation, this Amendment), as amended by this Amendment, are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations or warranties (x) contain materiality qualifiers, in which case such representations and warranties are true and correct in all respects or (y) expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date;

(h)                                 Agent shall have received from Borrower a supplement to the Intellectual Property Security Agreement, in form and substance satisfactory to Agent, executed by each Loan Party and Agent, to be held in escrow in accordance with Section 3.4 of the Loan Agreement;

(i)                                     Agent shall have received from Borrower a certificate executed by the Secretary or Assistant Secretary of each Loan Party, in form and substance satisfactory to Agent, providing verification of incumbency and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Amendment and the other Debt Documents and (ii) such Loan Party’s governing documents;

(j)                                     Agent shall have received from Borrower a certificate of good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case as of a recent date acceptable to Agent; and

(k)                                  Agent shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Amendment.

6.                                      Release.

(a)                                  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Debt Documents or transactions thereunder or related thereto.

(b)                                 Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.                                      Covenant Not To Sue.                            Each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Loan Parties pursuant to Section 6 above.  If any Loan Party or any of its respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8.                                      Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

9.                                      Severability of Provisions.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.                               Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11.                               GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

12.                               Entire Agreement.  The Loan Agreement as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13.                               No Strict Construction, Etc.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.  Time is of the essence for this Amendment.

14.                               Costs and Expenses.  Loan Parties absolutely and unconditionally agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Amendment and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Keith Ehrlich
Name:	Keith Ehrlich
Title:	CFO

GUARANTOR:

SYNTA SECURITIES CORP.

By:	/s/ Keith Ehrlich
Name:	Keith Ehrlich
Title:	Director

SYNTA PHARMACEUTICALS CORP.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Alan Silbert
Name:	Alan Silbert
Title:	Its Duly Authorized Signatory

SYNTA PHARMACEUTICALS CORP.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDER:

MIDCAP FUNDING III, LLC

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

SYNTA PHARMACEUTICALS CORP.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE